UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 1, 2021 (January 29, 2021)

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083

(Address of principal executive offices) (Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2021 Bed Bath & Beyond Inc. (the “Company”) entered into an amendment to the $150 million accelerated share repurchase agreement dated January 7, 2021 (the “ASR Agreement”) with JPMorgan Chase Bank, National Association (the “Bank”), such amended ASR Agreement (the “Amended ASR Agreement”). Pursuant to the terms of the Amended ASR Agreement, the Company and the Bank have agreed that the final settlement date will occur no later than April 2021, with the settlement date determined at the Bank’s option within an agreed range and that the exact number of shares repurchased under the Amended ASR Agreement will be calculated using a purchase price per share determined based on the daily volume-weighted average stock price over the term of the Amended ASR Agreement, subject to adjustments.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1	Master Confirmation between JPMorgan Chase Bank, National Association and Bed Bath & Beyond Inc., dated October 28, 2020 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on October 28, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: February 1, 2021	By:	/s/ Gustavo Arnal
Gustavo Arnal
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)